PATENT LICENSE AND RELEASE AGREEMENT
             ------------------------------------

     THIS AGREEMENT is effective by the 1 st day of January
1999, between the UNITED STATES OF AMERICA (hereinafter called the Government), and Link Plus Corporation (hereinafter LINK PLUS) and TRW, Inc. (hereinafter TRW).

     WHEREAS, Link Plus Corporation filed suit Number 98-14C in the United States Court of Federal Claims, alleging infringement of United States Patent Numbers 4,839,906; 5,065,451; 4,271,499;
and 4,944,024 by the United States Government (the Action); and

     WHEREAS, Link Plus, TRW and the United States Government
(the Government) wish to eliminate X11 future claims, uncertainties and controversies between Link Plus, TRW, and the Government for the remaining terms of these patents through the grant of licenses and releases as set forth herein, in conjunction with the settlement of the Action,

     WHEREAS, this LICENSE is authorized by law, including 10
U.S.C. 2386,

     NOW THEREFORE, in consideration of the grant, license, release, and agreements hereinafter recited, the parties hereby agree as follows:

1.   Warranties
     ----------

     Link Plus Corporation (f/k/a AMAF Industries, Inc.) warrants that it is and has been at all times the sole owner of United States Patent Numbers, 5,065,451 and 4,944,024; all issued to James H. Leveque. Link Plus Corporation represents that it is and has been at all times since June 13, 1989, the co-owner along with TRW, of United States Patent Number 4,839,906 issued to Leveque et al. Link Plus Corporation further warrants that it is an organization duly organized under the laws of the state of Delaware, and validly existing and in good standing under the laws of the state of Maryland.

          Exhibit 10-4

     TRW warrants that it is and has been at all times since June 13, 1989, the co-owner along with Link Plus Corporation (f/k/a/ AMAF Industries, Inc.), of United States Patent Number 4,839,906; issued to Leveque et al. TRW further warrants.that it is an organization duly organized, validly existing and in good standing under the laws of the state of Ohio.

2.   Definitions
     -----------

     Licensee

     The United States of America, as represented by the Secretary of the Army and the Secretary of the Air Force; is the licensee in this LICENSE AGREEMENT.

     Licensors

     Link Plus Corporation is the licensor in this license agreement. Licensor means Link Plus Corporation and its affiliates, partners, successors, any surviving entity into which licensor may be merged, or any entity resulting from a consolidation of licensor with any other entity. With respect to United States Patent Number 4,839,906, TRW is the co-licensor.

     Government

     "GOVERNMENT" means the Federal Government of the United States of America.

     Effective Date

     "EFFECTIVE DATE" means the date upon which this license agreement has been signed by all representatives of the Government, TRW, and Link Plus Corporation, and in any event, no later than January 1, 1999.

     License Agreement

     "LICENSE AGREEMENT" means this license agreement, defined by the document in which this paragraph appears. This license agreement is between the United States of America,

          Exhibit 10-4


as represented by the Secretary of the Army and Secretary of the Air Force, as licensee, and Link Plus Corporation as licensor, and TRW as co-licensor of U.S. Patent No. 4,839,906 only.

     Lincompex signals

     Lincompex signals means radio signals transmitted in accordance with the format specified in par. 5.2.9 of MIL-STD-188-141A.

     Licensed Patents

     "LICENSED PATENTS" means United States Patent Number 4,839,906 issued to James H. Leveque, Frederick Williams, and John Eldon, which is duly assigned to and owned by Link Plus Corporation and TRW; and United States Patent Numbers 5,065,451 and 4,944,024 both issued to James H. Leveque, which are duly assigned to and owned by Link Plus Corporation; and any reissues, reexaminations, continuations, continuations-in-part, and/or refilings of United States Patent Numbers 4,839,906; 5,065,451 and 4,944,024, which are duly assigned to and owned by Link Plus Corporation and/or TRW together with corresponding foreign patents and foreign applications for patents. Each of these patents will cease to be one of the LICENSED PATENTS upon expiration of its respective patent term.

     Licensed Radios

     "LICENSED RADIOS" means the any of the AN/ARC-220, VRC-100, GS-220, RT-2200 radios, or any radio having a different nomenclature, provided that each such radio contains a Digital Signal Processor configured to process Lincompex Signals so as to reconstruct speech in the same manner as the ARC-220 manufactured by Rockwell Collins Avionics Division under contract DAAB07-C-94-D315, and delivered under CLIN 23 of that contract.

     Invention

          Exhibit 10-4


     "INVENTION" means any idea or discovery which is or may be patentable or otherwise protectable under Title 35 of the United
States Code.

3.   License Grant
     -------------

     (a) Link Plus Corporation, along with TRW, hereby grants to the Government an irrevocable, non-exclusive, non-transferable license, to practice by or cause to be practiced for the GOVERNMENT throughout the world, to manufacture and use or sell any article or material, to use or sell any method or process, or to have others manufacture, use or sell on behalf of the Government, including Foreign Military Sales under 10 U.S.C. Sec. 2304, or to dispose of any article or material in accordance with law, any invention covered by any of the LICENSED PATENTS for the term of said patents, for each LICENSED RADIO, and for any other product for which a royalty has been paid to Link Plus in accordance with paragraph 4, below.

     (b) This license is executed in conjunction with a Stipulation for Entry of Judgment, attached as Exhibit A. In the event that Judgment is not entered in accordance with that Stipulation, this license shall be null and void.

     (c) No rights are granted or implied by the agreement under any other patents other than as provided above or by operation of law.

     (d) Nothing contained herein shall limit any rights which the Government may have obtained by virtue of prior contracts and/or licenses by operation of law or otherwise.

4.   Royalties
     ---------

     (a) In consideration of the release and licenses granted herein, LICENSEE shall pay to LICENSOR Link Plus, a royalty of forty-nine dollars and fifty cents ($49.50), for each LICENSED RADIO, or any other product that utilizes the invention covered by any claim of the

          Exhibit 10-4


LICENSED PATENTS, delivered to the Government during the term of this LICENSE AGREEMENT.

     (b) Starting on January 1, 1999, royalties shall be paid quarterly for all LICENSED RADIOS delivered to the Government, as evidenced by the execution of a DD Form 250, or similar document, during that quarter. Royalty payments will be made within 30 days after the end of the applicable quarter for each Fiscal Year. Royalty payments shall be made to Link Plus Corporation, 3470 Ellicott Center Drive, Ellicott City, Maryland, 21043, or any other place designated by Link Plus Corporation. The Government may direct the manufacturer of said LICENSED RADIOS to make royalty payments under this license directly to LINK PLUS.

5.   Readjustment of Payments
     ------------------------

     (a) If any license, under substantially the same patents and authorizing substantially the same acts which are authorized under this license, has been or shall hereafter be granted within the United States, on royalty terms which are more favorable to the licensee than those contained herein, the Government shall be entitled to the benefit of such more favorable terms with respect to all royalties accruing under this license after the date such more favorable terms become effective, and the LICENSOR shall promptly notify the LICENSEE in writing of the granting of such more favorable terms.

     (b) In the event any claim of any patent hereby licensed is construed or held invalid by decision of a court of competent jurisdiction, the requirement to pay royalties under this contract insofar as it arises solely by reason of such claim, and any other claim not materially different therefrom, shall be interpreted in conformity with the court's decision as to the scope of validity of such claims; provided, however, that in the event such decision is modified or reversed on

          Exhibit 10-4


appeal, the requirement to pay royalties under this contract shall be interpreted in conformity with the final decision rendered on such appeal.

6.   License Term
     ------------

     The term of this LICENSE AGREEMENT shall commence on its EFFECTIVE DATE and this LICENSE AGREEMENT shall terminate on the expiration of the last of the LICENSED PATENTS unless this LICENSE AGREEMENT earlier terminates either by its terms, operation of law or by acts of the parties in accordance with the terms of this LICENSE AGREEMENT.

7.   Release by TRW
     --------------

     (a) TRW, in consideration of One Dollar ($1.00) receipt of which is hereby acknowledged, hereby fully releases and forever discharges the Government from all liabilities or further payments on account of any and all claims, demands, or causes of action for royalties, damages, interests, lost profits, attorney's frees, costs, or any and all other forms of compensation, at law or in equity, including express or implied contract claims, which TRW ever had or now has against the Government arising out of the manufacture, assembly, purchase, sale, lease, service, repair or reconstruction anywhere in the world by or for the Government of any invention protected by the claims of United States Patent Number 4,839,906 issued to Leveque et al., at any time up to and including the date of the entry of final judgment in the Action; and

     (b) TRW, in consideration of One Dollar ($1.00) receipt of which is hereby acknowledged, hereby further fully releases and forever discharges from all liability to the same extent as provided in paragraph (a) above, all other third parties, including foreign governments, which by lawful agreements, treaties or other acts directly or indirectly have acquired from the Government any invention protected by the claims of United States Patent Number 4,839,906 issued to Leveque et al. to which the release on paragraph (a) above apply.

8.   Non-estoppel
     ------------

     The Government reserves the right at any time to contest the enforceability, validity, scope of, or the title to any patent or patent application herein licensed without waiving or forfeiting any right under this license. 9. Covenant Against Contingent Fees.

     (a) The Licensor warrants that no person or agency has been employed or retained to solicit or obtain this license upon an agreement or understanding for a contingent fee, except a bona fide employee or agency. For breach or violation of this warranty, the Government shall have the right to annul this license without liability or, in its discretion, to deduct from the license price or consideration, or otherwise recover, the full amount of the contingent fee.

     (b) "Bona fide agency," as used in this clause, means an established commercial or selling agency, maintained by a licensor for the purpose of securing business, that neither exerts nor proposes to exert improper influence to solicit or obtain Government licenses nor holds itself out as being able to obtain any Government license or licenses through improper influence.

     "Bona fide employee," as used in this clause, means a person, employed by a licensor and subject to the licensor's supervision and control as to time, place, and manner of performance, who neither exerts nor proposes to exert improper influence to solicit or obtain Government licenses nor holds out as being able to obtain any Government license or licenses through improper influence.

     "Contingent fee," as used in this clause, means any commission, percentage, brokerage, or other fee that is contingent upon the success that a person or concern has in securing a

          Exhibit 10-4


Government license.

     "Improper Influence" as used in this clause, means any influence that induces or tends to induce a Government employee or officer to give consideration or to act regarding a Government license on any basis other than the merits of the matter.

10.  Assignment of Claims
     --------------------

     (a) The LICENSOR, including TRW, under the Assignment of Claims Act, as amended, 31 U.S.C. 3727, 41 U.S.C. 15 (hereafter referred to as the "the Act"), may assign its rights to be paid amounts due or to become due as a result of the performance of this license to a bank, trust company, or other financing institution, including any Federal lending agency. The assignee under such an assignment may thereafter further assign or reassign its right under the original assignment to any type of financing institution described in the preceding sentence.

     (b) Any assignment or reassignment authorized under the Act and this clause shall cover all unpaid amounts payable under this license, and shall not be made to more than one party, except that an assignment or reassignment may be made to one party as agent or trustee for two or more parties participating in the financing of this license.

     (c) The LICENSOR shall not furnish or disclose to any assignee under this license any classified document or information related to work under this license until the Contracting Officer authorizes such action in writing.

11.  Gratuities
     ----------

     (a) The right of the LICENSOR to proceed may be terminated by written notice if, after notice and hearing, the agency head or a designee determines that the LICENSOR, its agent, or another representative-

          Exhibit 10-4


         (1) Offered or gave a gratuity (e.g., an entertainment or gift) to an officer, official, or employee of the Government; and

         (2) Intended, by the gratuity, to obtain a license or favorable treatment under a license.

     (b) The facts supporting this determination may be reviewed by any court having lawful jurisdiction.

     (c) If this license is terminated under paragraph (a) above, the Government is entitled-

         (1) To pursue the same remedies as
             in a breach of the license; and

         (2) In addition to any other damages provided by law, to exemplary damages of not less than 3 nor more than 10 times the cost incurred by the Licensor in giving gratuities to the person concerned, as determined by the agency head or a designee. (This subparagraph
             (c)(2) is applicable only if this license uses money appropriated to the Department of Defense.)

     (d) The rights and remedies of the Government provided in this clause shall not be exclusive and are in addition to any other rights and remedies provided by law or under this license. 12. Disputes
(a) This license is subject to the Contract Disputes Act of 1978, as amended (41 U.S.C. 601-613).
(b) Except as provided in the Act, all disputes arising under or relating to this license shall be resolved under this clause.

     (c) "Claim," as used in this clause, means a written demand or written assertion by one of

          Exhibit 10-4


the licensing parties seeking, as a matter of right, the payment of money in a sum certain, the adjustment or interpretation of license terms, or other relief arising under or relating to this license. A claim arising under a license, unlike a claim relating to that license, is a claim that can be resolved under a license clause that provides for the relief sought by the claimant. However, a written demand or written assertion by the Licensor seeking the payment of money exceeding $100,000 is not a claim under the Act until certified as required by subparagraph (d)(2) of this clause. A voucher, invoice, or other routine request for payment that is not in dispute when submitted is not a claim under the Act. The submission may be converted to a claim under the Act, by complying with the submission and certification requirements of this clause, if it is disputed either as to liability or amount or is not acted upon in a reasonable time.

     (d)(1) A claim by the LICENSOR shall be made in writing and, unless otherwise stated in this license, submitted within 6 years after accrual of the claim to the Contracting Officer for a written decision. A claim by the Government against the LICENSOR shall be subject to a written decision by the Contracting Officer.

        (2)(i) Licensors shall provide the certification specified in subparagraph (d)(2)(iii) of this clause when submitting any claim --

                (A) Exceeding$ 100,000; or

                (B) Regardless of the amount claimed, when using-

                    (1)  Arbitration conducted pursuant to 5 U.S.C.
                         575-580; or

                    (2)  Any other alternative means of dispute
                         resolution (ADR) technique that the agency elects to handle in accordance with the Administrative Dispute Resolution Act (ADRA).

          Exhibit 10-4


           (ii) The certification requirement does not apply to issues in controversy that have not been submitted as all or part of a claim.

           (iii) The certification shall state as follows: "I certify that the claim is made in good faith; that the supporting data are accurate and complete to the best of my knowledge and belief; that the amount requested accurately reflects the license adjustment for which the Licensor believes the Government is liable; and that I am duly authorized to certify the claim on behalf of the Licensor."

     (3) The certification may be executed by any person duly authorized to bind the Licensor with respect to the claim.

     (e) For Licensor claims of $100,000 or less, the Contracting
Officer must, if requested in writing by the Licensor, render a decision within 60 days of the request. For Licensor-certified claims over $100,000, the Contracting Officer must, within 60 days, decide the claim or notify the Licensor of the date by which the decision will be made.

     (f) The Contracting Officer's decision shall be final unless the Licensor appeals or files a suit as provided in the Act.

     (g) If the claim by the Licensor is submitted to the Contracting Officer or a claim by the Government is presented to the Licensor, the parties, by mutual consent, may agree to use ADR. If the Licensor refuses an offer for alternative disputes resolution, the Licensor shall inform the Contracting Officer, in writing, of the Licensor's specific reasons for rejecting the request. When using arbitration conducted pursuant to 5 U.S.C. 575-580, or when using any other ADR technique that the agency elects to handle in accordance with the ADRA, any claim, regardless of amount, shall be accompanied by the certification described in subparagraph (d)(2)(iii) of this

          Exhibit 10-4


clause, and executed in accordance with subparagraph (d)(3) of this clause.

     (h) The Government shall pay interest on the amount found due and unpaid from (1) the date that the Contracting Officer receives the claim (certified, if required); or (2) the date that payment otherwise would be due, if that date is later, until the date of payment. With regard to claims having defective certifications, as defined in (FAR) 48 CFR 33.201, interest shall be paid from the date that the Contracting Officer initially receives the claim. Simple interest on claims shall be paid at the rate, fixed by the Secretary of the Treasury as provided in the Act, which is applicable to the period during which the Contracting Officer receives the claim and then at the rate applicable for each 6-month period as fixed by the Treasury Secretary during the pendency of the claim.

     (i) The Licensor shall proceed diligently with performance of this license, pending final resolution of any request for relief, claim, appeal, or action arising under or relating to the License, and comply with any decision of the Contracting Officer.

13.  License to Other Government Agencies
     ------------------------------------

     LICENSEE shall have the option to extend this license to any other product, in addition to the LICENSED RADIOS, or to any other agency or component of the GOVERNMENT, by providing notice to LICENSOR Link Plus, and by paying the royalty in accordance with Paragraph 4, above; provided, however, that such royalties and payments shall be made directly to the LICENSOR by each such other department or agency. The LICENSOR shall notify the LICENSEE hereunder promptly upon receipt of any request for license hereunder.

14.  Termination
     -----------

     Notwithstanding any other provision of this license, the Government shall have the right

          Exhibit 10-4


to terminate the within license, in whole or in part, by giving the LICENSOR not less than thirty (30) days notice in writing of the date such termination is to be effective; provided, however, that such termination shall not affect the obligation of the Government to pay royalties which have accrued prior to the effective date of such termination.


15.  Successors and Assignees
     ------------------------

     This Agreement shall be binding upon the LICENSOR, including TRW, its successors and assignees, but nothing in this Article shall authorize an assignment of any claim against the Government otherwise than as permitted by law.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement

                               FOR TRW, Inc.
Dated: December 4, 1998

      CORPORATE SEAL of
      TRW, Inc.                By:________/s/[Illegible]__________
                                  TRW, Inc.
                                  1900 Richmond Road
                                  Cleveland, Ohio 44124


                               FOR Link Plus Corporation
Dated: December 2 , 1998

      CORPORATE SEAL of
      Link Plus Corporation    By:_/s/Donald C. Kolasch, President_
                                  Link Plus Corporation
                                  3470 Ellicott Center Drive
                                  Ellicott City, Maryland 21043

          Exhibit 10-4




                               FOR THE UNITED STATES OF AMERICA:


Dated: December 16, 1998       _____/s/Sharon Wilson______________
                               SHARON WILSON
                               Contracting Officer
                               CECOM
                               Ft. Monmouth, New Jersey


                               For the United States Army

Dated: 13 JAN 1999             _____/s/Darleen A Druyun___________
                               DARLEEN DRUYUN
                               Principal Deputy Assistant
                               Secretary (Acquisition &
                               Management) Washington, D.C.

                               For the United States Air Force

          Exhibit 10-4